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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this registration statement on Form S-1 (File No. 333-09129) of our report dated March 18, 1996, except for Note 1.a.; and the second, third and fourth paragraphs in Note 6, as to which the date is July 29, 1996, and except for the fourth paragraph of Note 1.m., the fifth paragraph of Note 6, and Note 18 as to which the date is November 1, 1996, and our report dated June 14, 1996, on our audits of the consolidated financial statements and consolidated financial statement schedules of Symons International Group, Inc. and Superior Insurance Company, Inc., respectively. We also consent to the reference to our firm under the captions "Selected Financial Data" and "Experts."



                                          /s/ COOPERS & LYBRAND L.L.P.

                                          COOPERS & LYBRAND L.L.P.

Indianapolis, Indiana

October 28, 1996